SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2019

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	232679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	USAT	The NASDAQ Stock Market LLC
Series A Convertible Preferred Stock, no par value	USATP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Effective October 17, 2019, Stephen P. Herbert resigned as Chief Executive Officer (“CEO”) of USA Technologies, Inc. (the “Company”) and as a member of the Company’s Board of Directors.

(c)  The Board of Directors of the Company has appointed Donald W. Layden, Jr., age 61, as the interim CEO of the Company, effective October 17, 2019. Mr. Layden has been a member of the Board of Directors of the Company since April 2019.

Mr. Layden is a Venture Partner at Baird Venture Partners, which he joined in December 2011. Since October 2009, he has been an of counsel partner of Quarles & Brady LLP, where he practices corporate law. Mr. Layden served on the Board of Directors of Firstsource Solutions Limited (NSE:FSL), a public company traded on the National Stock Exchange of India from April 2006 until March 2019. Mr. Layden served as an independent director of Online Resources Corporation (NASDAQ:ORCC) from May 2010 to March 2013, when it was sold to ACI Worldwide, Inc. From November 2009 to November 2011, Mr. Layden served as an adviser of Warburg Pincus LLC in the Technology, Media and Telecommunications group. From October 2004 to October 2009, Mr. Layden held various positions at Metavante Technologies, Inc. (NYSE:MV), including as President of the International Group, and as Senior Executive Vice President of Corporate Development and Strategy, Corporate Secretary and General Counsel. Prior to that, he served at NuEdge Systems LLC as Chief Operating Officer from 2000 to 2002 and as President from 2002 until 2004, when it was purchased by Metavante Technologies, Inc. Prior to that, Mr. Layden held senior management positions with Marshall & Ilsley Corporation (NYSE:MI) from October 1994 until December 1998.

Pursuant to the terms of the employment agreement entered into on October 17, 2019 between the Company and Mr. Layden, Mr. Layden will receive an annual base salary of $700,000 and will be eligible to receive a cash bonus in the target amount of $300,000 at the conclusion of his engagement. Mr. Layden was also granted fully-vested non-qualified stock options to purchase up to 225,000 shares exercisable at $7.11 per share. During his engagement as interim CEO, Mr. Layden will not receive any compensation for serving on the Board. The term of Mr. Layden’s employment is contemplated to be for a period of four to six months and until a permanent CEO has been appointed by the Board.

The foregoing summary of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the employment agreement which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

There is no arrangement or understanding with any other person pursuant to which Mr. Layden was appointed as the interim CEO, and there are no family relationships between Mr. Layden and any director or executive officer of the Company. Additionally, there are no transactions involving Mr. Layden that would be required to be reported under Item 404(a) of Regulation S-K.

(e) On October 17, 2019, the Company and Mr. Herbert entered into an Employment Separation Agreement And General Releases (the “Separation Agreement”) pursuant to which Mr. Herbert will receive the following: (i) a severance payment in the amount of $400,000 in a lump sum, less applicable taxes, to be paid on the effective date of the Separation Agreement; (ii) full vesting of the shares to be issued to him under the Fiscal Year 2018 Long-Term Stock Incentive Plan; (iii) provided that he is eligible for and elects COBRA continuation coverage, payment by the Company of the COBRA health premiums through the earlier of February 28, 2021 or the date Mr. Herbert obtains employment through which he is eligible to receive substantially similar health insurance coverage; (iv) following the filing of the Form 10-Q for the Company’s first quarter of fiscal year 2020,  payment from the Company of the short-term and long-term incentive bonus as determined in good faith by the Compensation Committee of the Board of Directors based upon actual first quarter of fiscal year 2020 financial results and achievement of goals and objectives related to the Company’s performance as compared with budgeted projections; and (iv) payment by the Company for transition services in an amount not to exceed $50,000.

Pursuant to the Separation Agreement, Mr. Herbert will be engaged by the Company as a consultant for up to one day per week for a period of 12 months, and receive compensation of $6,000 per month.

The payments and benefits to be received by Mr. Herbert under the Separation Agreement are in lieu of, and Mr. Herbert is not entitled to, any further payments or benefits in any form from the Company, including pursuant to his Amended and Restated Employment and Non-Competition Agreement dated November 30, 2011 (the “Employment Agreement”).

The Separation Agreement provides that Mr. Herbert will continue to be bound by the restrictions of Section 4 (relating to business secrets) and Section 5  (relating to non-competition) of the Employment Agreement, provided that the obligations of Section 5 shall be effective and enforceable for a one-year period.

Mr. Herbert has released the Company from and against any and all claims he may have subject to certain exceptions set forth in the Separation Agreement. The Company has released Mr. Herbert from and against any and all claims it may have subject to certain exceptions set forth in the Separation Agreement.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 8.01.	Other Events

On October 17, 2019, the Company issued a press release announcing the appointment of Mr. Layden as interim CEO and the resignation of Mr. Hebert as CEO and director. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 8.01 in this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits

Exhibit 10.1	Employment Agreement by and between the Company and Donald W. Layden, Jr., dated October 17, 2019

Exhibit 10.2	Employment Separation Agreement and General Releases by and between the Company and Stephen P. Herbert dated October 17, 2019

Exhibit 99.1	Press Release of the Company dated October 17, 2019

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: October 17, 2019	By:	/s/ Albin F. Moschner
Albin F. Moschner,
Chairman of the Board of Directors